EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2000 relating to the financial statements and financial statement schedule, which appears in Sunrise Technologies International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





                                  /s/ PricewaterhouseCoopers LLP




San Jose, California
April 11, 2000